Exhibit 10.2

Ecoark Holdings, Inc.

Notice of Non-Qualified Stock Option Grant

You (the “Optionee”) have been granted the following option (the “Option”) to purchase Common Stock of Ecoark Holdings, Inc. (the “Company”), par value $0.001 per share (“Share”):

Name of Optionee:	Jay Oliphant

Total Number of Shares
Subject to Option:	66,320

Type of Option:	Non-Qualified Stock Options (NQSOs)

Exercise Price Per Share:	$2.60

Effective Date of Grant:	October 13, 2017

Vesting Schedule:	The Options shall become vested and nonforfeitable if the Grantee shall have remained in the continuous employ of the Company through the vesting dates set forth below with respect to the percentage of Options set forth next to such date:

Percentage of
NQSOs Vesting on
Vesting Date	Such Vesting Date

10/13/2018	25%
10/13/2019	25%
10/13/2020	25%
10/13/2021	25%

Expiration Date:	If the Optionee’s employment or service as a Director or Consultant, as the case may be, is terminated, the Option shall expire on the earliest of the following occasions: (i) three months following the termination of the Optionee’s employment or service for any reason other than Cause, death, or Disability; (ii) one year following the termination of the Optionee’s employment or service due to death or Disability; or (iii) the date of termination of the Optionee’s employment or service for Cause. The foregoing notwithstanding, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

This grant is subject to all of the terms and conditions set forth in the Non-Qualified Stock Option Agreement (the “Agreement”). This grant is made and granted as a stand-alone award and is not granted under or pursuant to the Company’s 2017 Omnibus Incentive Plan (the “Plan”). However, unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

By your signature and the signature of the Company’s representative below, you and the Company agree and acknowledge that this Option is governed by the terms and conditions of the attached Non-Qualified Stock Option Agreement, which are incorporated herein by reference, and that you have been provided with a copy of the Plan and Non-Qualified Stock Option Agreement.

Grantee:		Ecoark Holdings, Inc.

By:		By:
Name:	Jay Oliphant	Name:	Randy May
		Title:	Chief Executive Officer

Ecoark Holdings, Inc.

Non-Qualified Stock Option Agreement

Section 1. Grant of Option.

(a) Option. On the terms and conditions set forth in the Notice of Non-Qualified Stock Option Grant (the “Grant Notice”) and this Non-Qualified Stock Option Agreement (the “Agreement”), the Company grants to the Optionee on the Effective Date of Grant the option (the “Option”) to purchase at the Exercise Price the number of Shares set forth in the Grant Notice.

(b) Plan and Defined Terms. The Option granted by this Agreement is granted as a stand-alone grant, separate and apart from, and outside of, the Plan, and shall not constitute an award granted under or pursuant to the Plan. Notwithstanding the foregoing, the terms, conditions, and definitions set forth in the Plan shall apply to the Option as though the Option had been granted under the Plan, and the Option shall be subject to such terms, conditions, and definitions, which are hereby incorporated into this Agreement by reference; provided that, for the avoidance of doubt, the Option granted by this Agreement shall not reduce and shall have no impact on the number of shares available for grant under the Plan. To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of this Agreement will govern. All capitalized terms that are used in the Grant Notice or this Agreement and not otherwise defined therein or herein shall have the meanings ascribed to them in the Plan.

Section 2. Right to Exercise.

The Option hereby granted shall be exercised by written notice to the Committee, specifying the number of Shares the Optionee desires to purchase together with provision for payment of the Exercise Price. Subject to such limitations as the Committee may impose (including prohibition of one more of the following payment methods), payment of the Exercise Price may be made by (a) check payable to the order of the Company, for an amount in United States dollars equal to the aggregate Exercise Price of such Shares, (b) by tendering to the Company Shares having an aggregate Fair Market Value equal to such Exercise Price, (c) by broker-assisted exercise, or (d) by a combination of such methods. The Company may require the Optionee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise and (ii) to comply with or satisfy the requirements of the Securities Act of 1933, as amended, the Exchange Act, applicable state or non-U.S. securities laws or any other law.

Section 3. Term and Expiration.

(a) Basic Term. Subject to earlier termination pursuant to the terms here, the Option shall expire on the expiration date set forth in the Grant Notice.

(b) Termination of Employment or Service. If the Optionee’s employment or service as a Director or Consultant, as the case may be, is terminated, the Option shall expire on the earliest of the following occasions:

(i) The expiration date set forth in the Grant Notice;

(ii) Three months following the termination of the Optionee’s employment or service for any reason other than Cause, death, or Disability;

(iii) One year following the termination of the Optionee’s employment or service due to death or Disability; or

(iv) The date of termination of the Optionee’s employment or service for Cause.

The Optionee may exercise all or part of this Option at any time before its expiration under the preceding sentence, but, subject to the following sentence, only to the extent that the Option had become vested before the Optionee’s employment or service terminated. When the Optionee’s employment or service terminates, this Option shall expire immediately with respect to the number of Shares for which the Option is not yet vested. If the Optionee dies after termination of employment or service, but before the expiration of the Option, all or part of this Option may be exercised (prior to expiration) by the personal representative of the Optionee or by any person who has acquired this Option directly from the Optionee by will, bequest or inheritance, but only to the extent that the Option was vested and exercisable upon termination of the Optionee’s employment or service.

(c) Definition of “Cause.” The term “Cause” shall have the meaning ascribed to such term in the Optionee’s employment agreement with the Company or any Subsidiary. If the Optionee’s employment agreement does not define the term “Cause,” or if the Optionee has not entered into an employment agreement with the Company or any Subsidiary, the term “Cause” shall mean (i) the willful engaging by the Optionee in misconduct that is demonstrably injurious to the Company or any Parent or Subsidiary (monetarily or otherwise), (ii) the Optionee’s conviction of, or pleading guilty or nolo contendere to, a felony involving moral turpitude, or (iii) the Optionee’s violation of any confidentiality, non-solicitation, or non-competition covenant to which the Optionee is subject.

(d) Definition of “Disability.” The term “Disability” shall have the meaning ascribed to such term in the Optionee’s employment agreement with the Company or any Subsidiary. If the Optionee’s employment agreement does not define the term “Disability,” or if the Optionee has not entered into an employment agreement with the Company or any Subsidiary, the term “Disability” shall mean the Optionee’s entitlement to long-term disability benefits pursuant to the long-term disability plan maintained by the Company or in which the Company’s employees participate.

Section 4. Transferability of Option.

The Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and the Option shall be exercisable during the Optionee’s lifetime only by the Optionee or on his or her behalf by the Optionee’s guardian or legal representative.

Section 5. Investment Intent; Restrictions on Transfer.

Optionee represents and agrees that if Optionee exercises this Option in whole or in part, Optionee will in each case acquire the Shares upon such exercise for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof; and that upon such exercise of this Option in whole or in part, Optionee (or any person or persons entitled to exercise this Option under the provisions hereof) shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. If the Shares represented by this Option are registered under the Securities Act, either before or after the exercise of this Option in whole or in part, the Optionee shall be relieved of the foregoing investment representation and agreement and shall not be required to furnish the Company with the foregoing written statement.

Optionee further represents that Optionee has had access to the financial statements or books and records of the Company, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition, and to obtain additional information reasonably necessary to verify the accuracy of such information.

Unless and until the Shares represented by this Option are registered under the Securities Act, all certificates representing the Shares and any certificates subsequently issued in substitution therefor and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE 'SECURITIES ACT') OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

and/or such other legend or legends as the Company and its counsel deem necessary or appropriate. Appropriate stop transfer instructions with respect to the Shares have been placed with the Company's transfer agent.

Section 5. Miscellaneous Provisions.

(a) Acknowledgements.

(i) The Optionee hereby acknowledges that he or she has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their respective terms and conditions. The Optionee acknowledges that there may be tax consequences upon the exercise or transfer of the Option and that the Optionee should consult an independent tax advisor prior to any exercise of the Option.

(ii) Optionee and the Company acknowledge and agree that (A) Optionee and Company entered into that certain Restricted Stock Award Agreement dated March 21, 2017, as amended (the “Restricted Stock Award”); (B) in addition to this Agreement, Optionee and Company have agreed to the terms of an Incentive Stock Option Award Agreement and a Nonstatutory Option Award Agreement, each of which are dated October 13, 2017 (collectively, with this Agreement, the “Option Agreements”); and (C) by his signature on the Option Agreements, Optionee agrees to forfeit the Restricted Stock Award and agrees that the Option Agreements are a fair and equitable substitute for the Restricted Stock Award and for all services that Optionee has provided to the Company as of the date of the Option Agreements.

(b) Tax Withholding. Pursuant to Article 20 of the Plan, the Company shall have the power and the right to deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy any federal, state and local taxes (including the Optionee’s FICA obligations) required by law to be withheld with respect to this Option. The Committee may condition the delivery of Shares upon the Optionee’s satisfaction of such withholding obligations. The Optionee may elect to satisfy all or part of such withholding requirement by tendering previously-owned Shares or by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory withholding (based on minimum statutory withholding rates for federal, state and local tax purposes, as applicable, including payroll taxes) that could be imposed on the transaction, and, to the extent the Committee so permits, amounts in excess of the minimum statutory withholding to the extent it would not result in additional accounting expense. Such election shall be irrevocable, made in writing, signed by the Optionee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

(c) Notice Concerning Disqualifying Dispositions. If the Option is an Incentive Stock Option, the Optionee shall notify the Committee of any disposition of Shares issued pursuant to the exercise of the Option if the disposition constitutes a “disqualifying disposition” within the meaning of Sections 421 and 422 of the Code (or any successor provision of the Code then in effect relating to disqualifying dispositions). Such notice shall be provided by the Optionee to the Committee in writing within 10 days of any such disqualifying disposition.

(d) Rights as a Stockholder. Neither the Optionee nor the Optionee’s transferee or representative shall have any rights as a stockholder with respect to any Shares subject to this Option until the Option has been exercised and Share certificates have been issued to the Optionee, transferee or representative, as the case may be.

(e) Ratification of Actions. By accepting this Agreement, the Optionee and each person claiming under or through the Optionee shall be conclusively deemed to have indicated the Optionee’s acceptance and ratification of, and consent to, any action taken under this Agreement and Grant Notice by the Company, the Board, or the Committee.

(f) Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided in writing to the Company.

(g) Choice of Law. This Agreement and the Grant Notice shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to any conflicts of law or choice of law rule or principle that might otherwise cause this Agreement or the Grant Notice to be governed by or construed in accordance with the substantive law of another jurisdiction.

(h) Arbitration. Any dispute or claim arising out of or relating to this Agreement or the Grant Notice shall be settled by binding arbitration before a single arbitrator in Nevada and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall decide any issues submitted in accordance with the provisions and commercial purposes of this Agreement and the Grant Notice, provided that all substantive questions of law shall be determined in accordance with the state and Federal laws applicable in the state in which the Company is incorporated, without regard to internal principles relating to conflict of laws.

(i) Modification or Amendment. This Agreement may only be modified or amended by written agreement executed by the parties hereto; provided, however, that the adjustments permitted pursuant to Article 4.3 of the Plan may be made without such written agreement.

(j) Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.

(k) References to Plan. All references to the Plan shall be deemed references to the Plan as may be amended from time to time.

(l) Section 409A Compliance. To the extent applicable, it is intended that this Agreement comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service and the Agreement and the Grant Notice shall be interpreted accordingly.